EXHIBIT 10.2


                               AMENDMENT AGREEMENT


THIS AGREEMENT (the "Amendment Agreement") is made and entered into on this 29th day of September, 2006:

BETWEEN: PIN PETROLEUM PARTNERS LTD., a company incorporated under the laws of the Province of British Columbia, having an office address of Suite 2410, 650 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4N7

         (the "Assignor")

AND: RADIAL ENERGY INC., a company organized under the laws of the State of Nevada, having an office at Suite 223, 1313 East Maple Street, Bellingham, Washington, USA, 98225

         (the "Assignee")

WHEREAS, the Assignor and the Assignee entered into an assignment agreement (the "Assignment Agreement") dated the 27th day of June, 2006;

AND WHEREAS, the Assignment Agreement call for the payment, by the Assignee to the Assignor, of the sum of US$700,000 within ninety (90) days of the date of the Assignment Agreement;

AND WHEREAS, the parties have agreed to extend the time for payment of the US$700,000 to November 17, 2006.

NOW THEREFORE THIS AMENDMENT AGREEMENT WITNESSES THAT:

1. The Assignment Agreement is amended hereby such that section 4(a) is revised to read as follows:

"(a) pay to the Assignor the sum of Seven Hundred Thousand Dollar ($700,000) in US funds on or before November 17, 2006; and"

2. With the exception of the amendment to section 4(a), the Assignment Agreement remains unamended and in full force and effect.

3. This Amendment Agreement may be executed in counterpart and by facsimile.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Amendment Agreement on the day and first year written above.

PIN PETROLEUM PARTNERS LTD.                      RADIAL ENERGY INC.


/s/ WILLIAM FRIESEN                              /s/ G. LEIGH LYONS
_____________________________________            _______________________________
Per:  William Friesen, President                 Per:  G. Leigh Lyons, President